UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 20, 2010

THE PRINCETON REVIEW, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-32469	22-3727603
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

111 Speen Street, Suite 550

Framingham, Massachusetts 01701

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (508) 663-5050

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On April 20, 2010, The Princeton Review, Inc. (the “Company”) and the National Labor College (“NLC”) entered into a Contribution Agreement (the “Contribution Agreement”) with NLC-TPR Services, LLC (“Services, LLC”), a newly formed limited liability company owned 49% by the Company and 51% by NLC. The Contribution Agreement was entered into in connection with the formation of a strategic relationship between the Company and NLC.

Services LLC was formed in order to provide various services to NLC to support the development and launch of new programs. The services to be provided include a broad range of marketing and enrollment support, technical support for development of on-line courses, technical support for faculty and students, and student billing and related services.

Under the terms of the Contribution Agreement, the Company is required to make capital contributions to Services LLC in the aggregate amount of $20.75 million (the “Capital Contribution”). The Company will pay $10.75 million of the Capital Contributions on the following schedule in 2010: $1 million paid on signing of the Contribution Agreement; $1 million payable on each of April 30, 2010, May 30, 2010 and June 30, 2010; $2.75 million payable on the later to occur of June 30, 2010 and NLC obtaining specified regulatory approvals, maintaining its education regulatory status, and meeting certain other conditions; and the remaining $4.0 million payable on the first day on or after July 1, 2010 that NLC has obtained specified regulatory approvals, demonstrated that it has maintained its education regulatory status, and met certain other conditions. The Company will pay $5 million of the Capital Contributions in July 2011 and $5 million of the Capital Contributions in July 2012, subject in each case to NLC obtaining specified regulatory approvals, maintaining its education regulatory status, and certain other conditions. Services LLC will distribute the Capital Contributions to NLC upon receipt as advance payments against future distributions, if any.

In addition to the Capital Contributions, through December 13, 2013, the Company is required to make certain working capital contributions to Services LLC that will not exceed, in the aggregate, $12.25 million, plus loans by the Company to Services LLC for working capital purposes of up to an additional $2.0 million (the “Working Capital Contributions”). The Company’s obligations to make the Working Capital Contributions are subject to, among other things, the obligation of NLC to obtain specified regulatory approvals, maintain its education regulatory status, and certain other conditions.

The Contribution Agreement provides for events of termination, including if NLC is unable to obtain certain regulatory approvals prior to October 31, 2010, suffers certain adverse regulatory actions, or is unable to fulfill certain operational obligations to Services LLC.

The foregoing description of the Contribution Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Contribution Agreement, which is attached to this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference.

On April 20, 2010, the Company issued a press release announcing the formation of Services LLC and the entry into of the Contribution Agreement. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As described above in Item 1.01, the contents of which are incorporated by reference in this Item 2.03, the Company is obligated, subject to, among other things, NLC obtaining specified regulatory approvals, maintaining its education regulatory status, and complying with certain other conditions, to make the Capital Contributions and the Working Capital Contributions.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	Contribution Agreement, dated April 20, 2010, by and among The National Labor College, The Princeton Review, Inc. and NLC-TPR Services, LLC.

99.1	Press release dated April 20, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE PRINCETON REVIEW, INC.

Dated: April 21, 2010		/S/ NEAL S. WINNEG
	Name:	Neal S. Winneg
	Title:	Executive Vice President

EXHIBIT INDEX

Exhibit No.	Description

10.1	Contribution Agreement, dated April 20, 2010, by and among The National Labor College, The Princeton Review, Inc. and NLC-TPR Services, LLC.

99.1	Press release dated April 20, 2010.